SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                         |X|
Filed by a Party other than the Registrant      |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement                |_|  Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-6(e)
                                                     (2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MERIDIAN DATA, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5)      Total fee paid:

|_|      Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

On August 31, 1999, Meridian Data, Inc. sent the following letter to its street name stockholders who had not voted their shares as of 8/30/99:

                                 [COMPANY LOGO]

Dear Stockholder,

         According to our records, you have not yet voted your shares for the Special Meeting of Stockholders to be held on Thursday September 9th, 1999. You should not assume that your stockbroker will vote your shares for you. The rules of the SEC and the NASD do not allow your broker to vote on your behalf on these merger related matters. In order to approve the proposed merger with Quantum Corporation, you must sign the enclosed proxy card and return it in the enclosed self addressed postage-paid envelope. For your convenience you may also vote your shares via the Internet or by the telephone, using the instructions provided on your proxy card. It's fast, convenient, and your vote is immediately confirmed and tabulated. Without specific instructions from you, either via the Internet, telephone or the enclosed proxy card, your shares will not be voted. Shares not voted are counted as a vote against the merger and against the ratification of our 1997 reincorporation.

         This Special Meeting has been called in order to seek your approval of Meridian's proposed merger with Quantum and to ratify Meridian's 1997 reincorporation in Delaware, which is a condition of completing the merger. Both proposals require the affirmative vote of all shares outstanding. You should be aware that without your affirmative vote on these matters, the merger with Quantum will not occur.

         The Board of Directors has voted unanimously in favor of both matters for the Special Meeting and urges you to do the same. We have established a toll free number by which you can obtain additional information. If you have any questions, please feel free to contact us at 888/897-0079.


Sincerely,

GIANLUCA U. RATTAZZI
President & CEO

On August 31, 1999, Meridian Data, Inc. sent the following letter to its registered stockholders who had not voted their shares as of 8/30/99:

Dear Stockholder,

         According to our records, you have not yet voted your shares for the Special Meeting of Stockholders to be held on Thursday September 9th, 1999. In order to approve the proposed merger with Quantum Corporation, you must sign the enclosed proxy card and return it in the enclosed self addressed postage-paid envelope. Without specific instructions from you, your shares will not be voted. Shares not voted are counted as a vote against the merger and against the ratification of our 1997 reincorporation.

         This Special Meeting has been called in order to seek your approval of Meridian's proposed merger with Quantum and to ratify Meridian's 1997 reincorporation in Delaware, which is a condition of completing the merger. Both proposals require the affirmative vote of all shares outstanding. You should be aware that without your affirmative vote on these matters, the merger with Quantum will not occur.

         The Board of Directors has voted unanimously in favor of both matters for the Special Meeting and urges you to do the same. We have established a toll free number by which you can obtain additional information. If you have any questions, please feel free to contact us at 888/897-0079.


Sincerely,

GIANLUCA U. RATTAZZI
President & CEO